UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2016

Soupman, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100

Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212) 768-7687

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 29, 2016, James Shipp resigned from the Board of Directors of Soupman, Inc. (the “Company”) and from all positions held with the Company. The resignation did not involve any disagreement with the Company.

In connection therewith, the Company entered into a Separation Agreement with Mr. Shipp, dated as of March 22, 2016 (the “Separation Agreement”), pursuant to which it agreed to provide Mr. Shipp with: (i)  his base salary through March 31, 2016; (ii) $4,000 in expense reimbursement; (iii) $4,000 within thirty (30) days; (iv) 600,000 cashless options to purchase shares of the Company’s Series B convertible stock at $.20 per share; and (v) 925,490 shares of the Company’s common stock, representing $37,019.60 in base salary owed for the period July 15, 2015 through March 31, 2016. The shares of Company stock issuable to Mr. Shipp are subject to a two (2) year leak-out provision so that the maximum amount of shares that he may sell in any given month is $12,000.

The information contained in this Item 5.02 regarding the Separation Agreement is qualified in its entirety by the copy of the agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, dated as of March 22, 2016, by and between Soupman, Inc. and James Shipp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2016	SOUPMAN, INC.

	By:	/s/ Robert Bertrand
Name: Robert Bertrand
Title: President and Chief Financial Officer